                    Amended and restated

        Distribution and Service Plan and Agreement

                            with

             OppenheimerFunds Distributor, Inc.

                   For Class C Shares of

            Oppenheimer International Value Fund
     a series of Oppenheimer International Value Trust

This Amended and Restated Distribution and Service Plan and
Agreement (the "Plan") is dated as of the 19th day of
February 2004, by and between Oppenheimer International
Value Fund (the "Fund") and OppenheimerFunds Distributor,
Inc. (the "Distributor").  This Amended and Restated
Distribution and Service Plan and Agreement replaces the
Distribution and Service Plan and Agreement for Class C
shares dated May 28, 2003.

1.    The Plan. This Plan is the Fund's written
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distribution and service plan for Class C shares of the
Fund (the "Shares"), designed to comply with the provisions
of Rule 12b-1 as it may be amended from time to time (the
"Rule") under the Investment Company Act of 1940 (the "1940
Act"). Pursuant to this Plan the Fund will compensate the
Distributor for its services in connection with the
distribution of Shares, and the personal service and
maintenance of shareholder accounts that hold Shares
("Accounts"). The Fund may act as distributor of securities
of which it is the issuer, pursuant to the Rule, according
to the terms of this Plan. The terms and provisions of this
Plan shall be interpreted and defined in a manner
consistent with the provisions and definitions contained in
(i) the Fund's Registration Statement, (ii) the 1940 Act,
(iii) the Rule, (iv) Rule 2830 of the Conduct Rules of the
National Association of Securities Dealers, Inc., or any
applicable amendment or successor to such rule (the "NASD
Conduct Rules") and (v) any conditions pertaining either to
distribution-related expenses or to a plan of distribution
to which the Fund is subject under any order on which the
Fund relies, issued at any time by the U.S. Securities and
Exchange Commission ("SEC").

2.    Definitions. As used in this Plan, the following
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terms shall have the following meanings:

      (a)   "Recipient" shall mean any broker, dealer, bank
or other person or entity which: (i) has rendered
assistance (whether direct, administrative or both) in the
distribution of Shares or has provided administrative
support services with respect to Shares held by Customers
(defined below) of the Recipient; (ii) shall furnish the
Distributor (on behalf of the Fund) with such information
as the Distributor shall reasonably request to answer such
questions as may arise concerning the sale of Shares; and
(iii) has been selected by the Distributor to receive
payments under the Plan.

      (b)   "Independent Trustees" shall mean the members
of the Fund's Board of Trustees who are not "interested
persons" (as defined in the 1940 Act) of the Fund and who
have no direct or indirect financial interest in the
operation of this Plan or in any agreement relating to this
Plan.

      (c)   "Customers" shall mean such brokerage or other
customers or investment advisory or other clients of a
Recipient, and/or accounts as to which such Recipient
provides administrative support services or is a custodian
or other fiduciary.

      (d)   "Qualified Holdings" shall mean, as to any
Recipient, all Shares owned beneficially or of record by:
(i) such Recipient, or (ii) such Recipient's Customers, but
in no event shall any such Shares be deemed owned by more
than one Recipient for purposes of this Plan. In the event
that more than one person or entity would otherwise qualify
as Recipients as to the same Shares with respect to the
payment of the Asset-Based Sales Charge and/or the Service
Fee (defined below), the Recipient which is the dealer of
record on the Fund's books as determined by the Distributor
shall be deemed the Recipient as to such Shares for
purposes of this Plan.

3.    Payments for Distribution Assistance and
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Administrative Support Services.
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      (a)   Payments to the Distributor. In consideration
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of the payments made by the Fund to the Distributor under
this Plan, the Distributor shall provide administrative
support services and distribution services to the Fund.
Such services include distribution assistance and
administrative support services rendered in connection with
Shares (1) sold in purchase transactions, (2) issued in
exchange for shares of another investment company for which
the Distributor serves as distributor or sub-distributor,
or (3) issued pursuant to a plan of reorganization to which
the Fund is a party. If the Board believes that the
Distributor may not be rendering appropriate distribution
assistance or administrative support services in connection
with the sale of Shares, then the Distributor, at the
request of the Board, shall provide the Board with a
written report or other information to verify that the
Distributor is providing appropriate services in this
regard. For such services, the Fund will make the following
payments to the Distributor:

            (i) Administrative Support Service Fees. Within
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forty-five (45) days of the end of each calendar quarter,
the Fund will make payments in the aggregate amount of up
to 0.25% on an annual basis of the average during that
calendar quarter of the aggregate net asset value of the
Shares computed as of the close of each business day (the
"Service Fee"). Such Service Fee payments received from the
Fund will compensate the Distributor for providing
administrative support services with respect to Accounts.
The administrative support services in connection with
Accounts may include, but shall not be limited to, the
administrative support services that a Recipient may render
as described in Section 3(b)(i) below.

            (ii) Distribution Assistance Fees (Asset-Based
                 ------------------------------------------
Sales Charge). The Fund may make payments of an
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"Asset-Based Sales Charge" of up to 0.0625% per month
(0.75% on an annual basis) but the Board has initially set
the Asset-Based Sales Charge at a rate of 0.50% annually.
The Board may increase that amount to up to 0.75% annually
without the further approval of shareholders of Class C
shares of the Fund. Within ten (10) days of the end of each
month, the Fund will make payments in the aggregate amount
of 0.04666% (0.50% on an annual basis) of the average
during the month of the aggregate net asset value of Shares
computed as of the close of each business day. Such
Asset-Based Sales Charge payments received from the Fund
will compensate the Distributor for providing distribution
assistance in connection with the sale of Shares.

            The distribution assistance services to be
rendered by the Distributor in connection with the Shares
may include, but shall not be limited to, the following:
(i) paying sales commissions to any broker, dealer, bank or
other person or entity that sells Shares, and/or paying
such persons "Advance Service Fee Payments" (as defined
below) in advance of, and/or in amounts greater than, the
amount provided for in Section 3(b) of this Agreement; (ii)
paying compensation to and expenses of personnel of the
Distributor who support distribution of Shares by
Recipients; (iii) obtaining financing or providing such
financing from its own resources, or from an affiliate, for
the interest and other borrowing costs of the Distributor's
unreimbursed expenses incurred in rendering distribution
assistance and administrative support services to the Fund;
and (iv) paying other direct distribution costs, including
without limitation the costs of sales literature,
advertising and prospectuses (other than those prospectuses
furnished to current holders of the Fund's shares
("Shareholders")) and state "blue sky" registration
expenses.

      (b)   Payments to Recipients. The Distributor is
            ----------------------
authorized under the Plan to pay Recipients (1)
distribution assistance fees for rendering distribution
assistance in connection with the sale of Shares and/or (2)
service fees for rendering administrative support services
with respect to Accounts. However, no such payments shall
be made to any Recipient for any quarter in which its
Qualified Holdings do not equal or exceed, at the end of
such quarter, the minimum amount ("Minimum Qualified
Holdings"), if any, that may be set from time to time by a
majority of the Independent Trustees. All fee payments made
by the Distributor hereunder are subject to reduction or
chargeback so that the aggregate service fee payments and
Advance Service Fee Payments do not exceed the limits on
payments to Recipients that are, or may be, imposed by the
NASD Conduct Rules. The Distributor may make Plan payments
to any "affiliated person" (as defined in the 1940 Act) of
the Distributor if such affiliated person qualifies as a
Recipient or retain such payments if the Distributor
qualifies as a Recipient.

            In consideration of the services provided by
Recipients, the Distributor shall make the following
payments to Recipients:

            (i) Service Fee. In consideration of
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administrative support services provided by a Recipient
during a calendar quarter, the Distributor shall make
service fee payments to that Recipient quarterly, within
forty-five (45) days of the end of each calendar quarter,
at a rate not to exceed 0.25% on an annual basis of the
average during the calendar quarter of the aggregate net
asset value of Shares, computed as of the close of each
business day, constituting Qualified Holdings owned
beneficially or of record by the Recipient or by its
Customers for a period of more than the minimum period (the
"Minimum Holding Period"), if any, that may be set from
time to time by a majority of the Independent Trustees.

            Alternatively, the Distributor may, at its sole
option, make the following service fee payments to any
Recipient quarterly, within forty-five (45) days of the end
of each calendar quarter: (A) "Advance Service Fee
Payments" at a rate not to exceed 0.25% of the average
during the calendar quarter of the aggregate net asset
value of Shares, computed as of the close of business on
the day such Shares are sold, constituting Qualified
Holdings, sold by the Recipient during that quarter and
owned beneficially or of record by the Recipient or by its
Customers, plus (B) service fee payments at a rate not to
exceed 0.25% on an annual basis of the average during the
calendar quarter of the aggregate net asset value of
Shares, computed as of the close of each business day,
constituting Qualified Holdings owned beneficially or of
record by the Recipient or by its Customers for a period of
more than one (1) year. At the Distributor's sole option,
Advance Service Fee Payments may be made more often than
quarterly, and sooner than the end of the calendar quarter.
In the event Shares are redeemed less than one year after
the date such Shares were sold, the Recipient is obligated
to and will repay the Distributor on demand a pro rata
portion of such Advance Service Fee Payments, based on the
ratio of the time such Shares were held to one (1) year.

            The administrative support services to be
rendered by Recipients in connection with the Accounts may
include, but shall not be limited to, the following:
answering routine inquiries concerning the Fund, assisting
in the establishment and maintenance of accounts or
sub-accounts in the Fund and processing Share redemption
transactions, making the Fund's investment plans and
dividend payment options available, and providing such
other information and services in connection with the
rendering of personal services and/or the maintenance of
Accounts, as the Distributor or the Fund may reasonably
request.

            (ii) Distribution Assistance Fee (Asset-Based
                 -----------------------------------------
Sales Charge) Payments. Irrespective of whichever
----------------------
alternative method of making service fee payments to
Recipients is selected by the Distributor, in addition the
Distributor shall make distribution assistance fee payments
to each Recipient quarterly, within forty-five (45) days
after the end of each calendar quarter, at a rate not to
exceed 0.1875% (0.75% on an annual basis) of the average
during the calendar quarter of the aggregate net asset
value of Shares computed as of the close of each business
day constituting Qualified Holdings owned beneficially or
of record by the Recipient or its Customers for a period of
more than one (1) year. Alternatively, at its sole option,
the Distributor may make distribution assistance fee
payments to a Recipient quarterly, at the rate described
above, on Shares constituting Qualified Holdings owned
beneficially or of record by the Recipient or its Customers
without regard to the 1-year holding period described
above. Distribution assistance fee payments shall be made
only to Recipients that are registered with the SEC as a
broker-dealer or are exempt from registration. The
Distributor has initially set such fees at a rate of 0.125%
per quarter (0.50% on an annual basis).

            The distribution assistance to be rendered by
the Recipients in connection with the sale of Shares may
include, but shall not be limited to, the following:
distributing sales literature and prospectuses other than
those furnished to current Shareholders, providing
compensation to and paying expenses of personnel of the
Recipient who support the distribution of Shares by the
Recipient, and providing such other information and
services in connection with the distribution of Shares as
the Distributor or the Fund may reasonably request.

      (c)   A majority of the Independent Trustees may at
any time or from time to time (i) increase or decrease the
rate of fees to be paid to the Distributor or to any
Recipient, but not to exceed the maximum rates set forth
above, and/or (ii) direct the Distributor to increase or
decrease any Minimum Holding Period, any maximum period set
by a majority of the Independent Trustees during which fees
will be paid on Shares constituting Qualified Holdings
owned beneficially or of record by a Recipient or by its
Customers (the "Maximum Holding Period"), or Minimum
Qualified Holdings. The Distributor shall notify all
Recipients of any Minimum Qualified Holdings, Maximum
Holding Period and Minimum Holding Period that are
established and the rate of payments hereunder applicable
to Recipients, and shall provide each Recipient with
written notice within thirty (30) days after any change in
these provisions. Inclusion of such provisions or a change
in such provisions in a supplement or Statement of
Additional Information or amendment to or revision of the
prospectus or Statement of Additional Information of the
Fund shall constitute sufficient notice.

      (d)   The Service Fee and the Asset-Based Sales
Charge on Shares are subject to reduction or elimination
under the limits that apply to such fees under the NASD
Conduct Rules relating to sales of shares of open-end funds

      (e)   Under the Plan, payments may also be made to
Recipients: (i) by OppenheimerFunds, Inc. ("OFI") from its
own resources (which may include profits derived from the
advisory fee it receives from the Fund), or (ii) by the
Distributor (a subsidiary of OFI), from its own resources,
from Asset-Based Sales Charge payments or from the proceeds
of its borrowings, in either case, in the discretion of OFI
or the Distributor, respectively.

      (f)   Recipients are intended to have certain rights
as third-party beneficiaries under this Plan, subject to
the limitations set forth below. It may be presumed that a
Recipient has provided distribution assistance or
administrative support services qualifying for payment
under the Plan if it has Qualified Holdings of Shares that
entitle it to payments under the Plan. If either the
Distributor or the Board believe that, notwithstanding the
level of Qualified Holdings, a Recipient may not be
rendering appropriate distribution assistance in connection
with the sale of Shares or administrative support services
for Accounts, then the Distributor, at the request of the
Board, shall require the Recipient to provide a written
report or other information to verify that said Recipient
is providing appropriate distribution assistance and/or
services in this regard. If the Distributor or the Board of
Trustees still is not satisfied after the receipt of such
report, either may take appropriate steps to terminate the
Recipient's status as a Recipient under the Plan, whereupon
such Recipient's rights as a third-party beneficiary
hereunder shall terminate. Additionally, in their
discretion a majority of the Fund's Independent Trustees at
any time may remove any broker, dealer, bank or other
person or entity as a Recipient, whereupon such person's or
entity's rights as a third-party beneficiary hereof shall
terminate. Notwithstanding any other provision of this
Plan, this Plan does not obligate or in any way make the
Fund liable to make any payment whatsoever to any person or
entity other than directly to the Distributor. The
Distributor has no obligation to pay any Service Fees or
Distribution Assistance Fees to any Recipient if the
Distributor has not received payment of Service Fees or
Distribution Assistance Fees from the Fund.

4.    Selection and Nomination of Trustees. While this Plan
      ------------------------------------
is in effect, the selection and nomination of persons to be
Trustees of the Fund who are not "interested persons" of
the Fund ("Disinterested Trustees") shall be committed to
the discretion of the incumbent Disinterested Trustees.
Nothing herein shall prevent the incumbent Disinterested
Trustees from soliciting the views or the involvement of
others in such selection or nomination as long as the final
decision on any such selection and nomination is approved
by a majority of the incumbent Disinterested Trustees.

5.    Reports. While this Plan is in effect, the Treasurer
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of the Fund shall provide written reports to the Fund's
Board for its review, detailing the amount of all payments
made under this Plan and the purpose for which the payments
were made. The reports shall be provided quarterly, and
shall state whether all provisions of Section 3 of this
Plan have been complied with.

6.    Related Agreements. Any agreement related to this
      ------------------
Plan shall be in writing and shall provide that: (i) such
agreement may be terminated at any time, without payment of
any penalty, by a vote of a majority of the Independent
Trustees or by a vote of the holders of a "majority" (as
defined in the 1940 Act) of the Fund's outstanding voting
Class C shares; (ii) such termination shall be on not more
than sixty days' written notice to any other party to the
agreement; (iii) such agreement shall automatically
terminate in the event of its "assignment" (as defined in
the 1940 Act); (iv) such agreement shall go into effect
when approved by a vote of the Board and its Independent
Trustees cast in person at a meeting called for the purpose
of voting on such agreement; and (v) such agreement shall,
unless terminated as herein provided, continue in effect
from year to year only so long as such continuance is
specifically approved at least annually by a vote of the
Board and its Independent Trustees cast in person at a
meeting called for the purpose of voting on such
continuance.

7.    Effectiveness, Continuation, Termination and
      ---------------------------------------------
Amendment. This Amended and Restated Plan has been approved
by a vote of the Board and its Independent Trustees and
replaces the Fund's prior Distribution and Service Plan and
Agreement for Class C shares. Unless terminated as
hereinafter provided, it shall continue in effect until
renewed by the Board in accordance with the Rule and
thereafter from year to year or as the Board may otherwise
determine but only so long as such continuance is
specifically approved at least annually by a vote of the
Board and its Independent Trustees cast in person at a
meeting called for the purpose of voting on such
continuance.

      This Plan may not be amended to increase materially
the amount of payments to be made under this Plan, without
approval of the Class C Shareholders at a meeting called
for that purpose and all material amendments must be
approved by a vote of the Board and of the Independent
Trustees.

      This Plan may be terminated at any time by a vote of
a majority of the Independent Trustees or by the vote of
the holders of a "majority" (as defined in the 1940 Act) of
the Fund's outstanding Class C voting shares. In the event
of such termination, the Board and its Independent Trustees
shall determine whether the Distributor shall be entitled
to payment from the Fund of all or a portion of the Service
Fee and/or the Asset-Based Sales Charge in respect of
Shares sold prior to the effective date of such termination.

8.    Disclaimer of Shareholder and Trustee Liability. The
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Distributor understands that the obligations of the Fund
under this Plan are not binding upon any Trustee or
shareholder of the Fund personally, but bind only the Fund
and the Fund's property. The Distributor represents that it
has notice of the provisions of the Declaration of Trust of
the Fund disclaiming Trustee and shareholder liability for
acts or obligations of the Fund.

                              Oppenheimer      International
Value Fund
                              a series of Oppenheimer
                        International Value Trust

 By:
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 Robert G. Zack, Secretary

OppenheimerFunds Distributor,Inc.

By:
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Kathleen T. Ives
Assistant Secretary and
Vice President